OAKWOOD MORTGAGE INVESTORS, INC. 1996-B       REPORT DATE:  MAY 6, 1997
       OAKWOOD ACCEPTANCE CORP. -  SERVICER          POOL REPORT # 10
       REMITTANCE REPORT                                       Page 1 of 6
       REPORTING MONTH:  APRIL 30, 1997



                             Scheduled Principal Balance of Contracts
 -------------------------------------------------------------------------------------------------------------------

 Beginning                                                                    Ending      Scheduled
 Principal        Scheduled       Prepaid       Liquidated    Contracts      Principal      Gross         Servicing
 Balance          Principal       Principal     Principal     Repurchased     Balance       Interest         Fee
 --------------------------------------------------------------------------------------------------------------------


 201,726,190.22   (531,893.69)    (839,223.97)  (578,797.99)      0.00     199,776,274.57  1,875,397.43   168,105.16
 ====================================================================================================================

  Scheduled                                                  Amount
  Pass Thru             Liquidation        Reserve           Available for
  Interest              Proceeds           Fund Draw         Distribution
----------------------------------------------------------------------------


1,707,292.27         405,996.30              0.00       3,652,511.39
============================================================================







         Mezzanine Reserve Fund as of Cutoff Date
-----------------------------------------------------------------------------------------------------------------------------------

Beginning                          Investment  Balance Before        Reserve        Reserve         Balance After
 Balance    Deposits    Distrib.    Interest  Current Distribution  Fund Draw    Fund Deposit    Current Distribution   Excess
---------------------------------------------------------------------------------------------------------------------------------

433,069.92   0.00     -1,744.92      1,719.02     433,044.02           0.00          0.00             433,044.02        1,719.02
==================================================================================================================================



Class B-1 Reserve Fund as of Cutoff Date


 Beginning                             Investment     Balance Before      Reserve      Reserve       Balance After
  Balance     Deposits     Distrib.     Interest    Current Distribution  Fund Draw  Fund Deposit  Current Distribution     Excess
--------------------------------------------------------------------------------------------------------------------------------


 324,802.69    0.00      -1,308.69     1,289.27         324,783.27          0.00         0.00          324,783.27        1,289.27
================================================================================================================================



Class B-2 Reserve Fund as of Cutoff Date

Beginning                        Investment      Balance Before       Reserve      Reserve        Balance After
 Balance     Deposits   Distrib.   Interest    Current Distribution  Fund Draw   Fund Deposit    Current Distribution     Excess
---------------------------------------------------------------------------------------------------------------------------------

216,534.46     0.00    -872.46     859.50          216,521.50           0.00         0.00           216,521.50             859.50
=================================================================================================================================




       Reserve Fund Required Balance
       Before Current    After Current
       Distribution      Distribution
    ----------------------------------

      431,325.00          431,325.00
    ==================================

     Reserve Fund Required Balance
     -------------------------------------
     Before Current    After Current
      Distribution      Distribution
      ---------------------------------
       323,494.00        323,494.00
      ===================================

        Reserve Fund Required Balance
      -------------------------------------
       Before Current    After Current
      Distribution      Distribution
        ---------------------------------
         215,662.00         215,662.00
       ====================================







                      Certificate Account
---------------------------------------------------------------------------------------------------------------------

 Beginning                       Deposits                                     Investment              Ending
  Balance           Principal           Interest        Distributions           Interest               Balance
------------------------------------------------------------------------------------------------------------------




878,857.56       1,919,276.16       1,796,947.81      (3,559,235.89)              3,224.46          1,039,070.10
==================================================================================================================


                      P&I Advances at Distribution Date
----------------------------------------------------------------------

      Beginning          Recovered       Current           Ending
       Balance           Advances        Advances          Balance
---------------------------------------------------------------------


  1,349,675.27       1,270,248.76       1,577,977.50       1,657,404.01
======================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B              REPORT DATE:  MAY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 POOL REPORT # 10
REMITTANCE REPORT
REPORTING MONTH:  APRIL 30, 1997                     Page 2 of 6


Class B Crossover Test                                               Test Met?
----------------------------------------------------------------- -------------

(a) Remittance date on or after January 2001                                  N


(b) Average 60 day Delinquency rate <=        5%                              Y

(c) Average 30 day Delinquency rate <=        7%                              Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                   Aug. 1996 -Aug. 1997       4%                              N
                   Jan 2001 -Aug. 2002        7%                              N
                   Aug. 2002 - Jan. 2003      8%                              N

                   Jan, 2003 -                9%                              N


(e) Current realized loss ratio <=            2.75%                           Y


(f) Are class B principal balances plus Accelerated

     Principal Distributions > =              22.750%
     of stated scheduled pool balance

                Beginning B-1 balance                  16,983,002.06

                Beginning B-2 balance                  10,614,543.63

                Beginning Accelerated Principal
                  Distribution                            438,749.31
                                                      --------------
                                                       28,036,295.00
                Divided by beginning pool
                balance                               201,726,190.22
                                                      --------------
                                                              13.898%         N
                                                      ==============



       Average 60 day delinquency ratio:


                                  Over 60s           Pool Balance            %
                             --------------------------------------------------

       Current Mo                6,410,745.32          199,776,274.57    3.21%
       1st Preceding Mo          5,968,141.52          201,726,190.22    2.96%
       2nd Preceding Mo          5,768,377.23          203,392,542.63    2.84%
                                                             Divided by     3
                                                                        ------
                                                                         3.00%
                                                                        ======

       Average 30 day delinquency ratio:


                                  Over 30s           Pool Balance            %
                             --------------------------------------------------

       Current Mo              9,118,247.60          199,776,274.57      4.56%
       1st Preceding Mo        9,092,747.24          201,726,190.22      4.51%
       2nd Preceding Mo        8,748,189.69          203,392,542.63      4.30%
                                                             Divided by     3
                                                                        -------
                                                                          4.46%
                                                                        =======

       Cumulative loss ratio:

                              Cumulative losses             852,970.59
                                                           -------------
       Divided by Initial Certificate Principal        215,662,295.00  0.396%
                                                                      =======




       Current realized loss ratio:

                               Liquidation                 Pool
                                   Losses               Balance

  Current Mo                       172,801.69          201,726,190.22
  1st Preceding Mo                 191,835.51          203,392,542.63
  2nd Preceding Mo                 146,464.19          205,060,874.50


                                                                     1.009%
                                                                     =======

        OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
        OAKWOOD ACCEPTANCE CORP. -  SERVICER           REPORT DATE:  MAY 6, 1997
        REMITTANCE REPORT                              POOL REPORT # 10
        REPORTING MONTH:  APRIL 30, 1997               Page 3 of 6



                                                  Delinquency Analysis                Repossession Analysis

                                                 31 to 59 days               60 to 89 days            90 days and Over
               No. of      Principal                     Principal                 Principal                 Principal
               Loans       Balance              #        Balance          #        Balance          #        Balance
               ------------------------------------------------------------------------------------------------------------

 Excluding Repos  7,321    196,493,849.50    90        2,581,908.13    47        1,454,932.94    60         1,885,663.30

         Repos      103      3,282,425.07     5          125,594.15    11          300,748.07    84         2,769,401.01
               ---------------------------------------------------------------------------------------------------------

         Total    7,424    199,776,274.57    95        2,707,502.28    58        1,755,681.01   144         4,655,064.31
               =========================================================================================================


                                                                                    Repossession Analysis
                                                Active Repos                      Reversal        Current Month
                           Total Delinq.        Outstanding                     (Redemption)         Repos          Cumulative Repos
                            Principal                     Principal           Principal          Principal            Principal
                        #           Balance      #        Balance     #      Balance      #      Balance       #      Balance
               ------------------------------------------------------------------------------------------------------  -----------


Excluding Repos      197        5,922,504.37   103   3,282,425.07    -1    (27,422.03)    38    1,079,211.14   235   6,301,006.91

        Repos        100        3,195,743.23
                   ------   -------------------------

        Total        297        9,118,247.60
                   ======    =========================

                     4.0%             4.56%



OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER         REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 10
REPORTING MONTH:  APRIL 30, 1997
                                                           Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                        Liquidated                                                                       Net
 Account  Customer      Principal       Sales          Insur.          Total        Repossession     Liquidation        Unrecov.
  Number   Name          Balance      Proceeds         Refunds        Proceeds        Expenses        Proceeds          Advances
---------------------------------------------------------------------------------------------------------------------------------
081049-9   FAGUNDES       33,317.29     17,450.00      2,850.72        20,300.72          316.80       19,983.92        4,305.68
088212-6   GRAHAM         13,665.98      5,350.00         29.22         5,379.22            0.00        5,379.22        1,086.30
088467-6   PARKER         24,853.31     25,100.00      1,512.44        26,612.44        1,103.00       25,509.44        1,569.70
088495-7   VANDYGRIFF     48,127.21     46,647.04        205.34        46,852.38        9,391.83       37,460.55        2,904.84
088582-2   LAKES          30,438.01     26,800.00      2,794.50        29,594.50        3,545.00       26,049.50        2,227.26
088913-9   MOORE           5,727.12      1,000.00        434.39         1,434.39            0.00        1,434.39        1,091.80
089042-6   LOZON          13,375.18      4,600.00         25.47         4,625.47          430.00        4,195.47          974.36
089046-7   PARRACK        29,202.36     16,437.00      3,216.69        19,653.69          316.80       19,336.89        2,464.40
089327-1   FOLEY          16,146.22     12,500.00        131.19        12,631.19          381.00       12,250.19        1,164.75
089920-3   SANCHEZ        29,690.17     27,900.00      2,763.77        30,663.77        1,267.00       29,396.77        2,331.36
090767-5   PEREZ          32,692.26     31,500.00      1,227.64        32,727.64        3,480.00       29,247.64        1,987.98
091356-6   OLESCH         30,481.94     28,700.00        839.04        29,539.04        5,818.91       23,720.13        2,674.96
091506-6   HICKS          32,452.82     26,050.00      2,441.85        28,491.85        3,538.81       24,953.04        3,164.96
091887-0   HOPKINS        26,600.25     25,900.00      1,558.16        27,458.16        1,944.00       25,514.16        1,288.48
091901-9   HUGLEY          5,472.05        500.00          0.00           500.00            0.00          500.00          909.10
092165-0   GARNER         26,264.73     23,800.00      1,982.62        25,782.62        3,599.00       22,183.62        1,532.45
092232-8   MEANS          11,065.01      3,200.00         32.77         3,232.77            0.00        3,232.77          663.35
092313-6   RODRIGUEZ       4,889.40      2,700.00        824.73         3,524.73           81.00        3,443.73        1,997.73
093895-1   GONZALEZ       26,035.16     22,700.00      3,071.58        25,771.58        1,874.83       23,896.75        2,645.28
093991-8   ROBERTS        21,772.52     22,100.00      1,649.50        23,749.50        3,063.00       20,686.50        1,592.46
094003-1   TAYLOR         28,786.71     27,900.00        666.27        28,566.27        4,219.61       24,346.66        2,090.04
094207-8   RODRIGUEZ      26,179.09     25,000.00         98.38        25,098.38        1,395.00       23,703.38        2,507.05
094669-9   BAKER          34,582.45     29,700.00      1,946.11        31,646.11        5,704.83       25,941.28        1,033.16
086511-3   CROSCO         26,980.75     18,900.00      2,630.83        21,530.83        1,622.00       19,908.83        2,071.08
                                                                            0.00                            0.00
                                                                            0.00                            0.00
                                                                            0.00                            0.00
                                                                            0.00                            0.00


                         =======================================================================================================
                         578,797.99    472,434.04     32,933.21       505,367.25       53,092.42      452,274.83       46,278.53
                         =======================================================================================================









                                    Net             Current
   Account    Customer           Pass Thru         Period Net      Cumulative
   Number       Name             Proceeds         Gain/(Loss)      Gain/(Loss)
-------------------------------------------------------------------------------


081049-9    FAGUNDES               15,678.24       (17,639.05)
088212-6    GRAHAM                  4,292.92        (9,373.06)
088467-6    PARKER                 23,939.74          (913.57)
088495-7    VANDYGRIFF             34,555.71       (13,571.50)
088582-2    LAKES                  23,822.24        (6,615.77)
088913-9    MOORE                     342.59        (5,384.53)
089042-6    LOZON                   3,221.11       (10,154.07)
089046-7    PARRACK                16,872.49       (12,329.87)
089327-1    FOLEY                  11,085.44        (5,060.78)
089920-3    SANCHEZ                27,065.41        (2,624.76)
090767-5    PEREZ                  27,259.66        (5,432.60)
091356-6    OLESCH                 21,045.17        (9,436.77)
091506-6    HICKS                  21,788.08       (10,664.74)
091887-0    HOPKINS                24,225.68        (2,374.57)
091901-9    HUGLEY                   (409.10)       (5,881.15)
092165-0    GARNER                 20,651.17        (5,613.56)
092232-8    MEANS                   2,569.42        (8,495.59)
092313-6    RODRIGUEZ               1,446.00        (3,443.40)
093895-1    GONZALEZ               21,251.47        (4,783.69)
093991-8    ROBERTS                19,094.04        (2,678.48)
094003-1    TAYLOR                 22,256.62        (6,530.09)
094207-8    RODRIGUEZ              21,196.33        (4,982.76)
094669-9    BAKER                  24,908.12        (9,674.33)
086511-3    CROSCO                 17,837.75        (9,143.00)
                                        0.00             0.00
                                        0.00             0.00
                                        0.00             0.00
                                        0.00             0.00


                              ================================================
                                  405,996.30      (172,801.69)    (852,970.59)
                              ================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                 POOL REPORT # 10
REPORTING MONTH:  APRIL 30, 1997
                                                  Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                   Original             Beginning              Current            Accelerated
       Cert.                     Certificate           Certificate            Principal            Principal            Writedown
       Class                       Balances             Balances               Payable            Distribution           Amounts
---------------------------------------------------------------------------------------------------------------------------------


A-1                                 45,290,000.00         31,353,895.20      (1,949,915.65)           0.00              0.00
A-1 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

A-2                                 35,585,000.00         35,585,000.00               0.00            0.00              0.00
A-2 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

A-3                                 32,350,000.00         32,350,000.00               0.00            0.00              0.00
A-3 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

A-4                                 22,642,000.00         22,642,000.00               0.00            0.00              0.00
A-4 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

A-5                                 32,350,000.00         32,350,000.00               0.00            0.00              0.00
A-5 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

A-6                                 19,409,000.00         19,409,000.00               0.00            0.00              0.00
A-6 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

B-1                                 17,253,000.00         16,983,002.06               0.00            0.00              0.00
B-1 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

B-2                                 10,783,295.00         10,614,543.63               0.00            0.00              0.00
B-2 Outstanding Writedown                    0.00                  0.00               0.00            0.00              0.00

Excess Asset Principal Balance               0.00            438,749.31               0.00            0.00              0.00


                               ----------------------------------------------------------------------------------------------




                                   215,662,295.00        201,726,190.20      (1,949,915.65)           0.00              0.00
                               =================================================================================================



                                        Ending                         Principal Paid
               Cert.                  Certificate       Pool             Per $1,000
               Class                   Balances        Factor           Denomination
---------------------------------------------------------------------------------------

A-1                               29,403,979.55       64.92378%           43.05
A-1 Outstanding Writedown                  0.00           0.00             0.00

A-2                               35,585,000.00      100.00000%            0.00
A-2 Outstanding Writedown                  0.00           0.00             0.00

A-3                               32,350,000.00     100.00000%             0.00
A-3 Outstanding Writedown                  0.00           0.00             0.00

A-4                               22,642,000.00     100.00000%             0.00
A-4 Outstanding Writedown                  0.00           0.00             0.00

A-5                               32,350,000.00     100.00000%             0.00
A-5 Outstanding Writedown                  0.00           0.00             0.00

A-6                               19,409,000.00     100.00000%             0.00
A-6 Outstanding Writedown                  0.00           0.00             0.00

B-1                               16,983,002.06      98.43507%             0.00
B-1 Outstanding Writedown                  0.00           0.00             0.00

B-2                               10,614,543.63      98.43507%             0.00
B-2 Outstanding Writedown                  0.00          0.00              0.00

Excess Asset Principal Balance       438,749.31


                                 ---------------




                                 199,776,274.55
                                 ===============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                   POOL REPORT # 10
REPORTING MONTH:  APRIL 30, 1997
                                                     Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                            Interest Paid
           Certificate        Remittance   Beginning      Current          Total     Interest        Ending   Per $1,000
              Class            Rate         Balance       Accrual          Paid      Shortfall      Balance  Denomination
                           --------------------------------------------------------------------------------------------------------


A-1                         5.79750%       0.00       151,478.51     151,478.51          0.00           0.00    4.83
A-1  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
A-1  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00

A-2                         6.80000%       0.00       201,648.33     201,648.33          0.00           0.00    5.67
A-2  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
A-2  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00

A-3                         7.10000%       0.00       191,404.17     191,404.17          0.00           0.00    5.92
A-3  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
A-3  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00

A-4                         7.35000%       0.00       138,682.25     138,682.25          0.00           0.00    6.13
A-4  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
A-4  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00

A-5                         7.65000%       0.00       206,231.25     206,231.25          0.00           0.00    6.38
A-5  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
A-5  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00

A-6                         8.00000%       0.00       129,393.33     129,393.33          0.00           0.00    6.67
A-6  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
A-6  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00

B-1                         8.39200%       0.00       118,767.79     118,767.79          0.00           0.00    6.99
B-1  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
B-1  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00




B-2                         9.64400%       0.00        85,305.55      85,305.55          0.00           0.00    8.04
B-2  Carryover Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00
B-2  Writedown Interest     0.00           0.00             0.00           0.00          0.00           0.00    0.00

X                                    423,861.59       400,328.51     311,579.40     88,749.11     512,610.70

Service Fee                                           168,105.16     168,105.16          0.00           0.00
                              ----------------------------------------------------------------------------

                                     423,861.59     1,791,344.85   1,702,595.74     88,749.11     512,610.70


CUMULATIVE UNPAID "X"                512,610.70
CUMULATIVE UNPAID TURBO              340,359.89
                               ---------------
CUMULATIVE TOTAL LOSSES              852,970.59
                               ---------------




                         Certificate       TOTAL
                         Class          DISTRIBUTION
                       ----------------------------------------



A-1                       A-1                  2,101,394.16
A-1  Carryover Interest
A-1  Writedown Interest

A-2                       A-2                    201,648.33
A-2  Carryover Interest
A-2  Writedown Interest

A-3                       A-3                    191,404.17
A-3  Carryover Interest
A-3  Writedown Interest

A-4                       A-4                    138,682.25
A-4  Carryover Interest
A-4  Writedown Interest

A-5                       A-5                    206,231.25
A-5  Carryover Interest
A-5  Writedown Interest

A-6                       A-6                    129,393.33
A-6  Carryover Interest
A-6  Writedown Interest

B-1                       B-1                    118,767.79
B-1  Carryover Interest
B-1  Writedown Interest




B-2                       B-2                     85,305.55
B-2  Carryover Interest
B-2  Writedown Interest

X                          X                     311,579.40

Service Fee                                      168,105.16
                                         ---------------------

                                               3,652,511.39